Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors and officers of Cathay General Bancorp, a Delaware corporation (the Company), hereby constitute and appoint Dunson K. Cheng and Heng W. Chen, and each of them, with full power to act without the other, as the undersigned’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead in the undersigned’s capacity as an officer and/or director of the Company, to execute in the name and on behalf of the undersigned an annual report of the Company on Form 10-K for the fiscal year ended December 31, 2015, (the Report), under the Securities Exchange Act of 1934, as amended, and to file such Report, with exhibits thereto and other documents in connection therewith and any and all amendments thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done and to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

     IN WITNESS WHEREOF, we have hereunto set our hands this 23rd day of February, 2016.

Signature	Title

/s/ Dunson K. Cheng	President, Chairman of
Dunson K. Cheng	the Board, Director, and Chief Executive Officer

/s/ Peter Wu	Director
Peter Wu

/s/ Anthony M. Tang	Director
Anthony M. Tang

/s/ Kelly L. Chan	Director
Kelly L. Chan

/s/ Michael M.Y. Chang	Director
Michael M.Y. Chang

/s/ Thomas C.T. Chiu	Director
Thomas C.T. Chiu

/s/ Nelson Chung	Director
Nelson Chung

/s/ Felix S. Fernandez	Director
Felix S. Fernandez

/s/ Jane Jelenko	Director
Jane Jelenko

/s/ Patrick S.D. Lee	Director
Patrick S.D. Lee

/s/ Ting Y. Liu	Director
Ting Y. Liu

/s/ Joseph C.H. Poon	Director
Joseph C.H. Poon